SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[x]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Greene County Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

    ........................................................................

2) Aggregate number of securities to which transaction applies:

    .......................................................................

3) Per unit price or other underlying value of transaction computed pursuant to

    Exchange Act Rule 0-11:

    .......................................................................

4) Proposed maximum aggregate value of transaction:

    ........................................................................

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

September 27, 2013

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the “Company”).  The Company is the holding company of The Bank of Greene County (the “Bank”) and the Bank’s subsidiary, Greene County Commercial Bank, and our common stock is traded on the NASDAQ Capital Market under the symbol “GCBC.”  The Annual Meeting will be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, at 10:00  a.m., New York Time, on Saturday,  November 2, 2013.  The Company will be providing a brunch and short presentation to shareholders and guests.   Please indicate on your proxy card if you are planning to attend.    If you would like to confirm your attendance, please call the administrative office at 518-943-2600 extension 2000.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of Directors, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014, a proposal to consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers (“say on pay”) and a proposal to consider and approve the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration (“frequency on pay”).

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Donald E. Gibson

Donald E. Gibson

President and Chief Executive Officer

Greene County Bancorp, Inc.

302 Main Street

Catskill, New York 12414

(518) 943-2600

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 2, 2013

Notice is hereby given that the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the “Company”) will be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, on Saturday,  November 2, 2013 at 10:00  a.m., New York Time.    A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Directors to the Board of Directors;

2.	The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2014;

3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

4.

To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 6, 2013, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at 302 Main Street, Catskill, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement and Annual Report to Shareholders are available on www.thebankofgreenecounty.com.

By Order of the Board of Directors

/s/ Susan Timan

Susan Timan

Corporate Secretary

September 27, 2013

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Greene County Bancorp, Inc.

302 Main Street

Catskill, New York 12414

(518) 943-2600

ANNUAL MEETING OF STOCKHOLDERS

November 2, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Greene County Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, on Saturday,  November 2, 2013, at 10:00  a.m., New York Time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 27, 2013.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” proposals 1, 2, 3 and “FOR” the “ONE YEAR” option presented for Proposal 4 set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 6, 2013 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 4,194,640 shares of common stock issued and outstanding, 2,304,632 of which were held by Greene County Bancorp, MHC (the “Mutual Holding Company”), and 1,890,008 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”).  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence at the Annual Meeting in person or by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

If you participate in The Bank of Greene County Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through The Bank of Greene County Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive a proxy form for the plans that reflects all shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustees votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which no voting instructions are received in the same proportion as shares for which is has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Employer Stock Fund.  Shares for which no voting instructions are given or for which instructions were not timely received will be voted by the trustee in the manner directed by the plan administrative committee.  The plan administrative committee intends to direct the trustee to vote the unvoted shares in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your ESOP and 401(k) Plan voting instructions is Saturday, October 26,  2013.

As to the election of Directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the three nominees proposed by the Board, to WITHHOLD AUTHORITY to vote for the nominees being proposed, or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.  Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification.  The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may:  (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution.  While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a stockholder may select that stockholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal.  Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast.   However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.  Even though this vote will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above and for the ONE YEAR option presented for Proposal 4.  If the Mutual Holding Company votes all of its shares in favor of each proposal and for the ONE YEAR option presented for Proposal 4, the approval of each proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all Directors and executive officers of the Company as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Principal Stockholders:

Greene County Bancorp, MHC	2,304,632	54.90%
302 Main Street
Catskill, New York 12414

Greene County Bancorp, MHC (2)	2,659,632	63.40%
and all Directors and Executive Officers
as a group (8 persons)

________________________________________

(1)For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)The Company’s executive officers and Directors are also executive officers and Directors of Greene County Bancorp, MHC.  Excluding shares held by Greene County Bancorp, MHC, the Company’s executive officers and Directors beneficially owned an aggregate of 355,000 shares, or 8.5% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of six members.  The Company’s Bylaws provide that approximately one-third of the Company’s Directors are to be elected annually.  Directors of the Company are generally elected to serve for three-year periods and until their respective successors have been elected and qualified. Three Directors will be elected at the Annual Meeting.  The Nominating Committee of the Board of Directors has nominated as Directors Paul Slutzky, David H. Jenkins DVM and Donald E. Gibson, each to serve for a three-year period and until his successor has been elected and qualified. Each of the nominees is currently a member of the Board of Directors.

The table below sets forth certain information as of September 6, 2013 regarding the nominees, the other current members of the Board of Directors, and the executive officers of the Company who are not Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name (1)	Age	Positions Held	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date (3)(4)	Percent of Class

NOMINEES

Paul Slutzky	65	Director	1992	2013	42,240	1.00%
David H. Jenkins, DVM	62	Director	1996	2013	51,370	1.20%
Donald E. Gibson	48	President and Chief Executive Officer and Director	2007	2013	39,021	0.90%

DIRECTORS CONTINUING IN OFFICE

Dennis R. O’Grady	73	Director	1981	2014	51,812	1.20%
Martin C. Smith	68	Chairman of the Board	1993	2014	67,177	1.60%
Charles H. Schaefer	61	Director	2003	2015	41,226	1.00%

EXECUTIVE OFFICERS

Michelle M. Plummer, CPA	47	Executive Vice President, Chief Operating Officer and Chief Financial Officer	N/A	N/A	47,318	1.10%
Stephen E. Nelson	46	Executive Vice President, Chief Lending Officer	N/A	N/A	14,836	0.40%

All Directors and executive officers as a group (8 persons)					355,000 (5)	8.50%

 (1)The mailing address for each person listed is P.O. Box 470, 302 Main Street, Catskill, New York 12414.  Each of the Directors listed is also a Director of Greene County Bancorp, MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)Except with regard to Directors Schaefer and Gibson, reflects initial appointment to the Board of Trustees of the mutual predecessor to The Bank of Greene County.

(3)See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”

(4)Includes shares subject to options which are currently exercisable, as follows:  Slutzky 6,000; O’Grady 2,000;

Schaefer 4,500; Gibson 11,700; Plummer 24,000; and Nelson 5,000.

(5)Includes 24,238 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 147,094 shares of common stock, or 3.51% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of The Bank of Greene County.  Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

The biographies of each of the nominees, continuing Board members and executive officers are set forth below.  With respect to Directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a Director.  Each Director is also a Director of Greene County Bancorp, MHC (the mutual holding company that owns 54.9% of the Company’s shares of common stock) and The Bank of Greene County (the “Bank”).

Paul Slutzky is a co-owner and manager of Hunter Mountain Ski Area and Vice President of Frosty Land, Inc., a real estate development company. Mr. Slutzky’s over 25 years of experience as co-owner and 40 years as manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

David H. Jenkins,  DVM is a veterinarian and the former owner of Catskill Animal Hospital, Catskill, New York. Dr. Jenkins’ over 30 years of experience as owner and manager of a locally operated business bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Donald E. Gibson has served as President and Chief Executive Officer of the Company and the Bank since June 2007.  Prior to this appointment, Mr. Gibson served as Senior Vice President of the Company and the Bank since 2003 and has been employed by the Bank since 1987.  Mr. Gibson obtained a Master of Business Administration from the College of Saint Rose.  Mr. Gibson has over 25 years of experience in the banking industry. As Chief Executive Officer,  Mr. Gibson’s experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Dennis R. O’Grady is the former owner  and operator of Mikhitarian Pharmacy for 31 years, until its sale to Price Chopper in 1999.  Mr. O’Grady has also served as the President of Columbia-Greene Community College Foundation, President of Catskill Rotary, President of Catskill Boys Club, and President of local chapters of the March of Dimes.  He has served on several local not for profit organizations in the role of finance committee member.  Mr. O’Grady’s over 30 years of experience as owner of his own pharmaceutical business bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.  Mr. O’Grady is a graduate of Union University, Albany College of Pharmacy.

Charles H. Schaefer is a partner of the law firm, Deily & Schaefer, Catskill, New York.  Mr. Schaefer is a member of the American Bar Association’s Committee on Banking Law as well as a member of the New York State Bank Association’s Section on Business Law and its banking subcommittee.  Since 1977 he has advised the Bank on various legal matters, becoming General Counsel in 1988 to the Bank’s predecessor, Greene County Savings Bank.  As an experienced attorney, Mr. Schaefer brings to the Board a unique and valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

Martin C. Smith is a retired consultant to Main Bros. Oil Co., Inc., and is the former owner of R.E. Smith Fuel Company, which was purchased by Main Bros. Oil Co., Inc., located in Albany, New York.  He became Chairman of the Board in November 2005.  Mr. Smith’s 23 years of experience as owner of his own energy services company and an additional 15 years as a consultant in the energy services industry bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Executive Officers of the Company who are not Directors

Michelle M. Plummer, CPA has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank since 2007.  Prior to this appointment, Ms. Plummer served as Chief Financial Officer of the Company and the Bank since May 1999 and Chief Financial Officer and Treasurer since January 2002.  Prior to that time, Ms. Plummer held positions with KPMG LLP and with the Federal Reserve Bank of New York.  Ms. Plummer obtained a Master of Science from Pace University.

Stephen E. Nelson has served as Executive Vice President and Chief Lending Officer of the Company and the Bank since 2008.  Prior to this appointment, Mr. Nelson served as Senior Vice President of the Company and Bank since 2001 and has served in various capacities with the Bank since 1988.  Mr. Nelson obtained a Master of Business Administration from the College of Saint Rose.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The officers and Directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, Director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of such ownership reports, no officer or Director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2013.

Board Independence

The Board of Directors has determined that, except for Mr. Gibson and Mr. Schaefer, each member of the Board is an “independent director” within the meaning of Rule 4200(a)(15) of the NASDAQ corporate governance listing standards.  Mr. Gibson is not considered independent because he is President and Chief Executive Officer of the Company and the Bank.  Mr. Schaefer is not considered independent because he is a partner in the law firm Deily & Schaefer, from which the Company uses various services in the normal course of business.  In determining the independence of the other Directors listed above there were no transactions reviewed by the Board of Directors which were not required to be reported under “Transactions With Certain Related Persons,” below.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Martin C. Smith, who is a non-executive Director.  We believe that this structure promotes a greater role for the independent Directors in the oversight of the Company and the Bank and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect Greene County Bancorp, Inc.  This oversight is conducted primarily through Committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Greene County Bancorp, Inc., including credit, financial, operational, liquidity, legal and regulatory risks.  Risks relating to the direct operations of The Bank of Greene County are further overseen by the Board of Directors of The Bank of Greene County, who are the same individuals who serve on the Board of Directors of Greene County Bancorp, Inc.  The Board of Directors of The Bank of Greene County also has additional Committees that conduct risk oversight separate from the Committees of Greene County Bancorp, Inc.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and you should not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Meetings and Committees of the Board of Directors; Annual Meeting Attendance

General.  The business of the Company is conducted at regular and special meetings of the full Board and its standing Committees. The standing Committees include the Executive, Nominating, Compensation and Audit Committees. During the fiscal year ended June 30, 2013, the Board of Directors held 12 regular meetings and no special meetings.  No member of the Board or any Committee thereof attended fewer than 75% of the aggregate of:

(i) the total number of meetings of the Board of Directors (held during the period for which he has been a Director); and (ii) the total number of meetings held by all Committees of the Board on which he served (during the periods that he served). Executive sessions of the independent Directors are held on a regularly scheduled basis.  There were 12 such sessions during fiscal year 2013.

While the Company has no formal policy on Director attendance at annual meetings of stockholders, all Directors are encouraged to attend.  All of the Company’s Directors attended the 2012 Annual Meeting of Shareholders.

Executive Committee.  The Executive Committee consists of the entire Board of Directors.  The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.  The Executive Committee did not meet during the fiscal year ended June 30, 2013.

Compensation Committee.  The Compensation Committee consists of Directors O’Grady, Jenkins, Slutzky and Smith.  Each of the Committee members is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Board of Directors has adopted a written charter for the Committee.  The Committee reviews the Charter at least annually to ensure that the scope of the charter is consistent with the expected role.  The Committee met six times during the fiscal year ended June 30, 2013.  The role of the Compensation Committee is general responsibility for the oversight and administration for the Company’s Compensation Program.

The functions of the Compensation Committee include the following:

•

to recommend to the overall Board an executive compensation policy designed to support overall business strategies and objectives, balance risk and reward, be compatible with effective controls and risk management, support strong corporate governance, attract, retain and motivate key executives, align executive officer’s interest with those of the Company’s stockholders, and provide competitive compensation opportunities;

•	to review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company;

•	to approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation;

•	to review annually the job performance of and approve the base salary and all salary changes for the President and Chief Executive Officer;

•	to review and recommend for approval to the Board new incentive plans, defined benefit and contribution plans or changes to the existing incentive plans;

•	to engage independent consultants or outside legal consultants as necessary; and

•	to provide for oversight and guidance as the Company undertakes appropriate planning for management succession.

Nominating Committee.  The Nominating Committee consists of Directors O’Grady, Jenkins, and Slutzky. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee,  which is available at the Company’s website at www.tbogc.com.  The Committee met one time during the fiscal year ended June 30, 2013.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select Director Nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for Board independence;

•	to review the Committee structure and make recommendations to the Board regarding Committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its Committees.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of Director  Nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an Audit Committee financial expert.  When considering whether Directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating Committee and the Board of Directors focused primarily on the information included in each of the Directors’ individual biographies set forth above. The Nominating Committee and the Board of Directors do not have a diversity policy.  In identifying nominees for Directors, however, consideration is given to the diversity of professional experience, education and backgrounds among the Directors so that a variety of points of view are represented in Board discussions and deliberations concerning the Company’s business.

Procedures for the Recommendation of Director  Nominees by Stockholders.  The Nominating Committee has adopted procedures for the submission of Director  Nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for Director by writing to our Corporate Secretary, at P.O. Box 470, 302 Main Street, Catskill, New York 12414.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•

the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;
•	a statement detailing any relationship between the candidate and the Company;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this Proxy Statement under the heading “Stockholder Proposals.” No submissions for Board nominees were received by the Company for the Annual Meeting.

Stockholder Communications with the Board.  A stockholder of the Company who wishes to communicate with the Board or with any individual Director may write to the Corporate Secretary of the Company, P.O. Box 470, 302 Main Street, Catskill, New York 12414, Attention: Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

The Audit Committee.   The Audit Committee consists of Directors  Jenkins, O’Grady, and Slutzky. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3.  The Board of Directors previously determined that Arthur Place, a former Director of the Company, qualified as an “Audit Committee Financial Expert” as that term is defined by the rules and regulations of the SEC. Mr. Place passed away in August 2013 and the Board has not yet made a determination as to whether any of the other members of the audit committee qualifies as an audit committee financial expert.  The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual consolidated financial statements;
•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;
•	approving the scope of the external audit in advance;
•	reviewing the consolidated financial statements and the audit report with management and the independent registered public accounting firm;
•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;
•	reviewing earnings and financial releases and annual, quarterly and certain other reports and correspondence filed with the SEC;
•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and
•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met eight times during the fiscal year ended June 30, 2013.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee,  which is available at the Company’s website at www.tbogc.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board (PCAOB) generally accepted in the United States of America and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013;
•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards AU Section, 380, Communication With Audit Committees; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees  Concerning Independence, and has discussed with the independent registered public accounting firm their independence.  In addition, the Audit Committee approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

This report has been provided by the Audit Committee:

Paul Slutzky

David H. Jenkins, DVM

Dennis R. O’Grady

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, Directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.tbogc.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Executive Compensation

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity.  The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the

Company’s market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.

During fiscal year 2013, the Compensation Committee of the Board of Directors engaged Arthur Warren Associates, a compensation consultant, to advise the Compensation Committee on executive officer and Director compensation.    The Compensation Committee frequently engages independent compensation consultants to assist it in the compensation process for the Named Executive Officers.  The consultants are retained by and report to the Compensation Committee.  The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other similarly situated companies.  The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, benefits, perquisites and incentives based on a number of factors.     The Compensation Committee utilized the services of Arthur Warren Associates, an independent compensation advisory firm.  During fiscal 2013, Arthur Warren Associates also assisted the Compensation Committee in the review of base salary, short-term incentives, long term phantom and equity incentive plan design trends, particularly among the Bank’s peer group, as determined through industry surveys and published proxy statements.  The Compensation Committee also used the consultant’s assistance in setting parameters for incentive awards consistent with peer group awards in the Bank’s competitive market place.  The Compensation Committee also relied on other survey sources including FinPro Custom Peer Group  Survey Data,  Pearl Meyer & Partners 2012 New York Bankers Association Banking Compensation Survey, Pearl Meyer & Partners 2012 Northeast Bankers Survey, and Economic Research Institute (ERI)   Survey.

The following table sets forth for the years ended June 30, 2013,  2012 and 2011 certain information as to the total remuneration paid by us to Mr. Gibson, who serves as President and Chief Executive Officer, and the two other most highly compensated executive officers of the Company and The Bank of Greene County other than Mr. Gibson (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (1)	Total ($)
Donald E. Gibson	2013	309,300	123,700	---	---	---	---	61,400	494,400
Chief Executive Officer & President	2012	284,400	125,000	---	---	---	---	111,200	520,600
	2011	247,300	39,000	---	---	---	---	60,400	346,700

Michelle M. Plummer, CPA	2013	199,800	85,500	---	---	---	---	34,200	319,500
Executive Vice President, Chief Operating	2012	197,000	90,000	---	---	---	---	52,800	339,800
Officer & Chief Financial Officer	2011	179,000	32,500	---	---	---	---	42,800	254,300

Stephen E. Nelson	2013	174,700	72,000	---	---	---	---	31,900	278,600
Executive Vice President & Chief	2012	165,900	75,000	---	---	---	---	40,200	281,100
Lending Officer	2011	149,100	25,000	---	---	---	---	23,900	198,000

____________________

(1)Includes employer matching contributions of $12,000; $9,000; and $7,900 allocated in fiscal 2013 to the accounts of Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively, under The Bank of Greene County 401(k) Plan.  The fair market value at June 30, 2013 of the shares of common stock and cash allocated pursuant to the employee stock ownership plan in fiscal 2013, representing $9,500; $9,400; and $8,700 for each of Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  During fiscal 2013, The Bank made contributions to a Supplemental Executive Retirement Plan (“SERP”) of $30,000; $15,000; and $7,500 for each Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.    The Bank also provides each qualifying employee, including Mr. Gibson, life insurance equal to one times the employee’s salary with a maximum benefit of $50,000.  The Bank also provides each qualifying employee with short-term and long-term disability coverage, medical and dental coverage for the employee and his or her spouse and dependents.  The Bank will contribute 75% toward the cost of the premium for the medical coverage up to $9,000 per year.  The Bank contributed $9,000 and $6,700 for each Mr. Gibson and Mr. Nelson, respectively for medical coverage. Ms. Plummer did not participate in the Bank’s medical insurance plan.

Salary for the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”

Employment Agreements.     Donald E. Gibson, Michelle M. Plummer and Stephen E. Nelson have each entered into an employment agreement with the Bank.  Mr. Gibson and Ms. Plummer’s employment agreements are substantially identical and were effective July 1, 2007.  Mr. Nelson’s agreement was effective July 1, 2008.  As of July 1, 2012,  Mr. Gibson’s employment agreement provides for a base salary of $310,000, Ms. Plummer’s employment agreement provides for a base salary of $200,000 and Mr. Nelson’s employment agreement provides for a base salary of $175,000. Mr. Gibson and Ms. Plummer’s agreements have a term of 36 months from July 1, 2007 and Mr. Nelson’s agreement has a term of 24 months from July 1, 2008. Mr. Gibson’s and Ms. Plummer’s agreements renew each July 1st for an additional year such that the remaining term shall be 36 full calendar months.  Mr. Nelson’s agreement renews each July 1st for an additional year such that the remaining term shall be 24 full calendar months.  Each agreement shall renew for an additional year unless written notice is provided to the executive at least ten days and not more than 60 days prior to any such anniversary date that his or her employment shall cease at the end of 36 months (24 months for Mr. Nelson) following such anniversary date.  Prior to each notice period for non‑renewal, the disinterested members of the Board of Directors (and the entire Board of Directors for Mr. Nelson) of the Bank will conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement.

Under each agreement, the executive’s base salary will be reviewed annually, and the base salary may be increased but not decreased.  In addition to the base salary, the executive will be provided all such other benefits as are provided uniformly to permanent full‑time employees of the Bank. In addition, the Bank will provide the executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the executive was participating or otherwise deriving benefit. The executive will be entitled to participate in or receive benefits under any employee benefit plans, including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit‑sharing plans, health‑and‑accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

Each agreement provides for termination by the Bank for cause at any time. If the agreement is terminated for cause, the executive will not receive any compensation or other benefits from the Bank or the Company.

Under Mr. Gibson’s and Ms. Plummer’s agreements, if the executive’s employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the executive to his or her office, a material diminution of the executive’s duties or a breach of the agreement by the Bank, or if the executive voluntarily resigns his or her employment on or after a change in control of the Company or the Bank during the term of the agreement, then the Bank is obligated to pay to the executive a lump sum equal to three times the sum of the then current base salary and the highest rate of bonus awarded to the executive during the prior three years. If such amount is determined to constitute an “excess parachute payment,” the amount would be reduced so as not to trigger an excess parachute payment.

Under Mr. Nelson’s agreement, if the executive’s employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the executive to his or her office, a material diminution of the executive’s duties or a breach of the agreement by the Bank, then the Bank is obligated to pay to the executive a lump sum equal to one times the executive’s then current base salary. If such amount is determined to constitute an “excess parachute payment,” the amount would be reduced so as not to trigger an excess parachute payment.

In the event of Mr. Gibson’s or Ms. Plummer’s disability for a period of six months, the Bank may terminate the agreement, provided that the Bank will be obligated to pay the executive his or her base salary for the remaining term of the agreement or one year, whichever is longer (provided such payments are reduced to the extent of any disability insurance payments). In the event of Mr. Gibson’s or Ms. Plummer’s death during the term of the agreement, the Bank will pay his or her base salary to the named beneficiaries for one year following the date of death.  Mr. Nelson’s agreement does not provide any disability or death benefits.  In the event an executive retires, he or she will be entitled to any vested benefits under any retirement plan of the Bank.

Each agreement provides that, following the termination of the executive’s employment as a result of which the Bank is paying the executive termination benefits (other than termination upon a change in control), the executive will not compete with the Bank for a period of one year in any city or county in which the Bank has an office or has filed an application for regulatory approval to establish an office.

Supplemental Executive Retirement Plan.  The Bank adopted The Bank of Greene County Supplemental Executive Retirement Plan (the “SERP”), effective as of July 1, 2010.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Donald E. Gibson, Michelle M. Plummer, and Stephen E. Nelson.   The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than “for cause”).  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the first business day of each July and permits each executive to defer up to 50% of his or her base salary and 100% of his or her annual bonus to the SERP, subject to the requirements of Section 409A of the Internal Revenue Code.  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executives’ accounts from time to time.  An executive becomes vested in the Bank’s contributions after 10 calendar years of service following the effective date of the SERP.  However, the Executive will vest in the present value of his or her account in the event of death, disability or a change in control of the Bank or the Company.  In the event the executive is terminated involuntarily or resigns for good reason following a change in control, the present value of all remaining Bank contributions is accelerated and paid to the executive’s account, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within two years after a change in control, executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid in 10 annual installments.

During fiscal year 2013, The Bank made contributions to the SERP of $30,000, $15,000 and $7,500 for Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  Included in these amounts were no additional discretionary contributions.

Defined Contribution Plan.  The Bank sponsors a  401(k) Plan for eligible employees that permits the investment of 401(k) Plan assets in common stock of the Company. Employees are eligible to join the 401(k) Plan on the first of the month following completion of three months of continuous employment (during which 250 hours are completed).  The first year eligibility period runs from the date of hire to the anniversary of such date.  If an employee does not satisfy the eligibility requirements during such period then the next eligibility period shall be the calendar year.  Employees are eligible to contribute, on a pre-tax basis, up to 25% of their eligible salary, in increments of 1%. The Bank matches employee contributions dollar for dollar for the first 3% and then 50% of the employee contribution up to the next 3%.  In addition, the Bank may make an additional discretionary contribution allocated among members’ accounts on the basis of compensation.  All employee contributions and earnings thereon under the 401(k) Plan are at all times fully vested.  A member vests in employer matching and discretionary contributions based on two year cliff vesting in order to take advantage of certain safe harbor provisions.  Employees are entitled to borrow, within tax law limits, from amounts allocated to their accounts.

401(k) Plan benefits will be paid to each member in a lump sum or in equal payments over a fixed period or in shares of employer stock upon termination, disability or death.  In addition, the 401(k) Plan permits employees to withdraw salary reduction contributions prior to age 59-1/2 or termination in the event the employee suffers a financial hardship.  In certain circumstances, the 401(k) Plan permits employees to withdraw the Bank’s matching contributions to their accounts. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

At December 31, 2012, the market value of the 401(k) Plan trust fund was approximately $6.4 million.  The total contribution (i.e., both the employee and Bank contributions) to the 401(k) Plan for the plan year ended December 31, 2012, was approximately $591,500.

Defined Benefit Pension Plan.  Prior to April 2009, the Bank had participated in the Financial Institutions Retirement Fund, which is a qualified, tax-exempt multi-employer defined benefit plan (the “Retirement Plan”).  Effective April 2009, the Bank ceased its participation within the multi-employer plan and transferred the assets to a single-employer defined benefit pension plan (the “Retirement Plan”).  Benefits continue to be frozen at July 1, 2006 levels.  During fiscal 2006, the Board of Directors approved changes to the Retirement Plan.  Effective January 1, 2006, the Board of Directors of the Bank resolved to exclude from membership in the Retirement Plan employees hired on or after January 1, 2006 and elected to cease additional benefit accruals to existing Retirement Plan participants effective July 1, 2006.  All employees age 21 or older who have worked at the Bank for a period of one year in which they have 1,000 or more hours of service were eligible for membership in the Retirement Plan.  Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan.  Historically, the Bank annually contributes an amount to the

Retirement Plan necessary to supplement full funding requirements in accordance with the Employee Retirement Income Security Act (“ERISA”).

The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years.  For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant’s death, the participant’s spouse is entitled to receive a benefit equal to the computed value of such unpaid installments paid in lump sum.  Either the member or beneficiary may elect to have this benefit paid in the form of installments.  Where death occurs prior to a member’s benefit commencement, in no event shall the death benefit be less than the amount payable under the lump sum settlement options.  An optional form of benefit may be selected instead of the normal form of benefits.  These optional forms include various annuity forms as well as a lump sum payment after age 55.   Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average.  A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service.  A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age.

As of June 30, 2013,  Mr. Gibson had 19 years, Ms. Plummer had 7 years, and Mr. Nelson had 17 years of credited service (i.e., benefit service) under the Retirement Plan, frozen as of July 1, 2006.

Employee Stock Ownership Plan and Trust.  The Bank has established an ESOP for eligible employees.  The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code.  Persons who have been employed by the Bank for 12 months during which they worked at least 1,000 hours and who have attained age 21, are eligible to participate.  During the fiscal years ended June 30, 2013 and 2012, the Board of Directors approved the contribution of $84,000 for the purchase of additional shares of Greene County Bancorp, Inc. stock in the open market to fund additional stock allocations for service provided by all eligible employees of the Bank.

Contributions to the ESOP and shares released are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation.  Benefits generally become vested after three years of credited service.  Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions.  Benefits may be payable upon death, retirement, early retirement, disability or separation from service.  The Company’s contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

A  Committee consisting of Martin C. Smith, David Jenkins, Dennis O’Grady and Paul Slutzky administers the ESOP.  The ESOP also has an unrelated corporate trustee who is appointed as a fiduciary responsible for administration of the ESOP assets and who votes the ESOP shares.  The Committee may instruct the trustee regarding investment of funds contributed to the ESOP.  The ESOP trustee generally will vote all shares of common stock held by the ESOP in accordance with the written instructions of the Committee.  In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants.  Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities.

Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long-term Incentive Plan.  Greene County Bancorp, Inc. entered into the Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long-term Incentive Plan (the “Plan”), effective as of July 1, 2011, to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders.  The Plan is intended to provide benefits to Mr. Gibson, Ms. Plummer and Mr. Nelson, and other employees of the Company or any subsidiary selected by the Committee.  Directors of the Company or any subsidiary are also eligible to participate in the Plan.  The Plan is administered by the Compensation Committee of the Board of Directors of the Company (“Committee”).   A total of 900,000 phantom stock options are available for awards under the Plan.  A phantom stock option represents the right to receive a cash payment on the date the award vests equal to the positive difference between the strike price on the grant date and the book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year that is the end of the third plan year after the grant date of the award, unless otherwise specified by the Committee.  The strike price will be the price established by the Committee, which will not be less than 100% of the book value of a share on a specified date, as determined under generally accepted accounting principles (GAAP) as of the last day of the quarter ending on or immediately preceding the valuation date with adjustments made, in the sole discretion of the Committee, to exclude accumulated other comprehensive income.  Unless the Committee determines otherwise, the required period of service for full vesting will be three years, subject to acceleration of vesting in the event of the participant’s death, disability, involuntary termination without cause or the occurrence of a second-step conversion or change in control, unless determined otherwise by the Committee.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death or termination without cause, phantom stock options will be forfeited.  In the event of termination for cause, the phantom stock options granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock options will become fully vested and payment of the cash value of the phantom stock options will be made no later than 75 days after the participant’s separation of  service.  At the time of a consummation of a change in control or second-step conversion, the phantom stock options held by a participant will be deemed to have been fully earned.  The cash value of outstanding awards will be paid no later than 75 days after the change in control or second-step conversion.  In the event of a change in control, any performance measure attached to an award will be deemed satisfied as of the date of the change in control.  In the event of a change in control, the cash value of the phantom stock option will be determined by multiplying the book value of a share of Company common stock by the price-to-book value multiple of a share of the Company stock, where the price reflects the merger consideration per share, and then subtracting the strike price.

Under the Plan during the fiscal year ended June 30, 2013, the Company awarded 47,880; 33,516 and 28,728 phantom stock options to Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  Directors are eligible to participate under the Plan and were awarded the following phantom stock options: Smith 9,576 and the other directors, excluding Gibson, were each awarded 8,379.  Other employees of the Company were also awarded in total 72,900 additional phantom stock options.  The strike price on the grant date was an adjusted book value of $12.55.  These options will vest in three years at which time the participate will receive cash payment on the date the award vests equal to the positive difference between the strike price on the grant date and the adjusted book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year, unless otherwise specified by the Committee.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2013 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2013
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Donald E. Gibson (1)	11,700	---	---	$12.50	08/18/2018	---	---	---	---
Michelle M. Plummer (1)	24,000	---	---	$12.50	08/18/2018	---	---	---	---
Stephen E. Nelson (1)	5,000	---	---	$12.50	08/18/2018	---	---	---	---

_________________

(1)

The equity awards were granted pursuant to the 2008 Equity Incentive Plan, which was approved by stockholders on July 29, 2008.  Please refer to the notes to Greene County Bancorp, Inc.’s consolidated financial statements note 10,  Stock-Based Compensation.

Equity Incentive Plan.    The Company has adopted and shareholders have approved the Greene County Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Option Plan”) to provide officers, employees and Directors of the Company and the Company’s affiliates, including the Bank, with additional incentives to promote the growth and performance of the Company.

The 2008 Option Plan authorizes the issuance of up to 180,000 shares of Company common stock pursuant to the exercise by award recipients of grants of incentive and non-statutory stock options, and stock appreciation rights.  Employees and outside Directors of the Company or its subsidiaries are eligible to receive awards under the 2008 Option Plan.  Neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.

The 2008 Option Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation, whether or not such awards vest on the basis of satisfaction of specific performance measures.  It is expected that the grant of stock options and stock appreciation rights will be conditioned on the satisfaction of performance measures selected by the Committee from a list derived from the plan document.    If the vesting of an award under the 2008 Option Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for a participant, subject to acceleration in the event of death, disability, retirement, involuntary termination of employment or service following a change in control of the Company.

Equity Compensation Plans.  Other than our employee stock ownership plan, we do not have any equity compensation plans that were not approved by stockholders.  The following table sets forth information with respect to the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price(1)	Number of securities remaining available for issuance under plan
Stock options 2008 plan	87,400	$12.50	15,500
Total	87,400	$12.50	15,500

____________________________

(1)	Reflects weighted average exercise price of stock options only.

Directors’ Compensation

The following table sets forth for the fiscal year ended June 30, 2013 certain information as to the total remuneration we paid to the Company’s Directors other than Mr. Gibson.  Compensation paid to Mr. Gibson for his services as a Director is included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED JUNE 30, 2013
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Paul Slutzky	$36,000	---	---	---	---	---	$36,000
David H. Jenkins, DVM	$36,000	---	---	---	---	---	$36,000
Charles H. Schaefer	$36,000	---	---	---	---	---	$36,000
Dennis R. O’Grady	$36,000	---	---	---	---	---	$36,000
Martin C. Smith	$48,000	---	---	---	---	---	$48,000
Arthur Place, CPA	$45,000	---	---	---	---	---	$45,000
J. Bruce Whittaker (1)	$13,500	---	---	---	---	---	$13,500

(1)

J. Bruce Whittaker retired as a member of the Board of Directors as of November 3, 2012.  He had retired as President and Chief Executive Officer of the Company and The Bank of Greene County in June 2007.  Mr. Whittaker has been affiliated with the Bank in various capacities since 1972.

Directors’ Compensation

Directors  of The Bank of Greene County (other than the Board and Audit Committee Chairmen) receive an annual retainer of $18,000 and a fee of $1,500 per Board meeting.  The Chairman of the Board receives an annual retainer of $30,000 and a fee of $1,500 per Board meeting.  The Audit Committee Chairman receives an annual retainer of $27,000 and a fee of $1,500 per Board meeting.  No separate compensation is currently paid to Directors for service on the Board of the Company.  Directors of the Bank and the Company who are also employees of the Bank or the Company are not entitled to receive Board fees.  For the fiscal year ended June 30, 2013, the Bank paid a total of $250,500 in Directors fees.

Directors, other than Mr. Gibson, are eligible to participate in the  2008 Option Plan.  On August 19, 2008, each Director was granted a non-qualified option to purchase 6,000 shares of common stock, except for Directors Smith who was granted 7,000 options. These grants vest as certain performance criteria are met.  As of June 30, 2011, the criteria for all of the options to vest were achieved.

Transactions with Certain Related Persons

In the ordinary course of business, the Bank makes loans available to its Directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank.  Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from making loans for their executive officers and directors.  There are several exceptions to this general prohibition, one of which is applicable to the Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Company’s Directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by the Company’s Audit Committee or another independent body of the Board of Directors.  In addition, any transaction with a Director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to the Company from an unrelated party through an arms-length transaction.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of BDO USA, LLP to be the Company’s independent registered public accounting firm for the 2014 fiscal year, subject to the ratification of the engagement by the Company’s stockholders.  At the Meeting, stockholders will consider and vote on the ratification of the engagement of BDO USA, LLP for the Company’s fiscal year ending June 30, 2014.  A representative of BDO USA, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

As previously disclosed by the Company, on July 8, 2013, the Audit Committee of the Board of Directors of the Company appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for and with respect to the fiscal year ended June 30, 2013, and dismissed ParenteBeard LLC (“ParenteBeard”) from that role.

As previously disclosed by the Company,  the reports of ParenteBeard on the Company’s financial statements as of and for the fiscal year ended June 30, 2012 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously disclosed by the Company, during the Company’s two most recent fiscal years and the subsequent interim period preceding ParenteBeard’s dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Set forth below is certain information concerning aggregate fees billed by ParenteBeard  and BDO for professional services rendered during fiscal years 2013 and 2012.

Audit Fees.  During the fiscal year ended June 30, 2013, the fees billed by BDO for the audit of the Company’s annual consolidated financial statements were $60,500.  During the fiscal year ended June 30, 2013, the fees billed for professional services rendered by ParenteBeard, for the review of the Company’s Forms 10-Q and for services provided in connection with statutory and regulatory filings were $38,084 for 2013 and $0 for 2012. Additionally, during the fiscal year ended June 30, 2012, the Company paid fees to ParenteBeard of $$104,500 for these services.

Audit-Related Fees.  During the fiscal years ended June 30, 2013 and 2012, there were no additional audit related fees incurred.

Tax Fees.  During the fiscal years ended June 30, 2013 and 2012, there were no fees billed to the Company for professional services by BDO for tax services and there were bills paid to ParenteBeard LLC for these services of $17,400 and $17,400, respectively.

All Other Fees.  During the years ended June 30, 2013 and 2012, there were no other fees billed to the Company by BDO. During fiscal year 2013 and 2012, $4,000 and $42,600, respectively, in other fees were billed to the Company by ParenteBeard LLC related to assistance with the implementation of XBRL reporting. The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its auditors.  The Audit Committee concluded that performing such services in fiscal 2013 and 2012 did not affect the auditors’ independence in performing their function as auditors of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All of fees paid in the audit related, tax and all other categories were approved per the pre-approval policies.

In order to ratify the selection of BDO USA, LLP as the independent registered public accounting firm for the 2014 fiscal year, the proposal must receive a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification.  The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of BDO USA, LLP, as independent registered public accounting firm for the 2014 fiscal year.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1 – Election of Directors – Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1 – Election of Directors – Executive Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2013  Annual Meeting:

“RESOLVED, that the shareholders of Greene County Bancorp, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1 – Election of Directors – Executive Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in Proposal 3.  Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

PROPOSAL 4— Frequency of Advisory Votes on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to cast an advisory vote on whether a non-binding shareholder resolution to approve the compensation of the Company’s named executive officers  (the “say-on-pay” advisory vote in Proposal 3, above) should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year.  The determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Vote Required

Generally, approval of any matter presented to shareholders requires a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the One Year frequency option.    Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, P.O. Box 470, 302 Main Street, Catskill, New York 12414, no later than May 31,  2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is November 1,  2014.  Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2014 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 25, 2014.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, Directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2013 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2013, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SUSAN TIMAN, CORPORATE SECRETARY, GREENE COUNTY BANCORP, INC., P.O. BOX 470, 302 MAIN STREET, CATSKILL, NEW YORK 12414, OR CALL AT 518-943-2600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Greene County Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders, are each available on the internet at www.thebankofgreenecounty.com/proxymaterials.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Susan Timan

Susan Timan

Corporate Secretary

Catskill, New York

September 27, 2013

REVOCABLE PROXY

GREENE COUNTY BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 2, 2013

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York on November 2, 2013, at 10:00 a.m.  The official proxy Committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD	FOR ALL EXCEPT
1.

The election as Directors of the nominees listed below each to serve for a three-year term.

Paul Slutzky (three-year term)

David H. Jenkins, DMV(three-year term)

Donald E Gibson(three-year term)

INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below.

__________________________________

__________________________________

				
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.			

		FOR	AGAINST	ABSTAIN
3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.			

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.

To consider and act upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

					

The Board of Directors  recommends a vote “FOR” Proposal 1, Proposal 2 and Proposal 3 and “FOR” the “ONE YEAR” Option for Proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND FOR THE “ONE YEAR” OPTION FOR PROPOSAL 4.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 27, 2013, and audited consolidated financial statements.

Dated: _________________________Check Box if You Plan

to Attend Annual Meeting

__________________________________________________________________

PRINT NAME OF STOCKHOLDERPRINT NAME OF STOCKHOLDER

__________________________________________________________________

SIGNATURE OF STOCKHOLDERSIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

GREENE COUNTY Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders, are each available on the internet at WWW.THEBANKOFGREENECOUNTY.COM/PROXYMATERIALS.